UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) October 25, 2004

FOUNDRY NETWORKS, INC.

(Exact name of registrant as specified in its charter)

000-26689
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	77-0431154 (I.R.S. Employer Identification No.)

2100 Gold Street
P.O. Box 649100
San Jose, CA 95164-9100
(Address of principal executive offices, with zip code)

(408) 586-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On October 25, 2004, Foundry Networks, Inc. (“Foundry”) and Nortel Networks (“Nortel”) entered into a settlement agreement and patent license agreement. As part of the settlement, Nortel has granted Foundry a four year license under certain patents, and Foundry will pay $35 million to Nortel. In connection therewith, Nortel’s actions for monetary damages and an injunction against Foundry will be dismissed, and Foundry’s suit against Nortel will also be dismissed.

     The Company issued press release announcing this agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

     99.1 Press Release of Foundry Networks, Inc. dated October 26, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: October 26, 2004	By:	/s/ Timothy D. Heffner
Timothy D. Heffner
Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

FOUNDRY NETWORKS, INC.

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release of Foundry Networks, Inc. dated October 26, 2004.